UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2025

NEUROMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4B Gill Street, Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

(781) 890-9989

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	NURO	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 16, 2025, NeuroMetrix, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Fukuda Denshi Co., Ltd., a Japanese corporation (the “Purchaser”), pursuant to which the Company sold its rights, title and interest in the assets related to its DPNCheck product line for use in the Japanese market, including relevant intellectual property rights. DPNCheck is a point-of-care test for diabetic peripheral neuropathy, which is the most common long-term complication of Type 2 diabetes.

In connection with the Company’s entry into the Asset Purchase Agreement, the Company and Purchaser also entered into a Patent Assignment Agreement, dated January 16, 2025 (the “Patent Assignment Agreement”) whereby the Company assigned to Purchaser certain intellectual property rights in Japan relating to its DPNCheck product line, as well as an Intellectual Property License Agreement, dated January 16, 2025 (the “License Agreement”), whereby the Company granted to the Purchaser a limited, non-exclusive, royalty-free license in Japan to certain materials and know-how in connection with the use of the intellectual property purchased pursuant to the Asset Purchase Agreement.

Pursuant to the Asset Purchase Agreement, the Purchaser will pay the Company an initial payment of $400,000 in cash at the closing of the transactions contemplated by the Asset Purchase Agreement (the “Closing”), and may make payments up to $1.5 million after the Closing (the “Milestone Payments”), payable upon the achievement of certain milestones.

The Asset Purchase Agreement and the transactions contemplated therein were approved by the board of directors of the Company. The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions for a transaction of this nature, including, without limitation, confidentiality and non-compete undertakings by the parties. The representations and warranties contained in the Asset Purchase Agreement will survive the Closing and remain in full force and effect until March 31, 2025, the date by which the parties anticipate the completion of all milestones and Milestone Payments.

The foregoing descriptions of the Asset Purchase Agreement, Patent Assignment Agreement and License Agreement are qualified in their entirety by reference to the complete texts of the Asset Purchase Agreement, Patent Assignment Agreement and License Agreement, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: January 23, 2025	By:	/s/ Thomas T. Higgins
Thomas T. Higgins
Senior Vice President, Chief Financial Officer and Treasurer